UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2023
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Cyxtera Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39496	84-3743013 (IRS Employer Identification No.)
2333 Ponce de Leon Boulevard Suite 900 Coral Gables, FL 33134 (Address of principal executive office)	(Commission File Number)	33134 (Zip Code)
(305) 537-9500
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CYXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement and Term Sheet

On May 4, 2023, Cyxtera Technologies, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”) with (i) members of an ad hoc group of term lenders (the “AHG”) represented by Gibson, Dunn & Crutcher LLP and Houlihan Lokey Capital, Inc. (the “AHG Professionals”) under the first lien term loan credit facility (the “Term Loan Facility”) pursuant to the First Lien Credit Agreement, dated as of May 1, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among Cyxtera DC Parent Holdings, Inc., Cyxtera DC Holdings, Inc., as the borrower, the other loan parties party thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent for such lenders, (ii) as applicable, certain revolving lenders pursuant to the first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “First Lien Facilities”) under the First Lien Credit Agreement and (iii) certain holders of the Company’s equity interests (collectively, the “Consenting Stakeholders”). In the aggregate, the Consenting Stakeholders hold over two-thirds of the Company Parties’ outstanding term loan claims under the First Lien Facilities and 38% of the Company’s outstanding equity interests. Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement and Term Sheet” section of this Current Report on Form 8-K have the meanings given to them in the Restructuring Support Agreement.

Under the terms of the Restructuring Support Agreement and as specified in the restructuring term sheet attached thereto and incorporated into the Restructuring Support Agreement (the “Term Sheet”), the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure (collectively, the “Restructuring Transactions”). The Restructuring Transactions contemplate a restructuring through either the sale of some or all of the Company Parties’ business enterprise (a “Sale Transaction”) or a recapitalization of the Company Parties’ balance sheet (a “Recapitalization Transaction”). Pursuit of a Sale Transaction will toggle to a Recapitalization Transaction upon (i) the day on which a Toggle Trigger Event (as defined below) occurs or (ii) the day the Company elects in its business judgement, and the lenders holding at least 66.67% of the aggregate outstanding principal amount of the Company Parties’ term loans (the “Required Consenting Term Lenders”), agree to toggle to a Recapitalization Transaction (the “Toggle Date”). Pursuant to the Term Sheet, unless otherwise agreed, the Company will toggle from pursuing a Sale Transaction to pursuing a Recapitalization Transaction upon the occurrence of one or more of the following events (each, a “Toggle Trigger Event”): (i) any out-of-court milestone pursuant to the Restructuring Support Agreement is breached; (ii) no acceptable indication of interest is received from potential purchasers by four weeks (the “IOI Deadline”) after April 14, 2023 (the “Launch Date”); (iii) no acceptable final bid for a potential purchaser is received by nine weeks after the Launch Date (the “Final Bid Deadline”); (iv) on or prior to August 15, 2023 (the “Sale Closing Date”), the Company is unable to, or in the reasonable judgment of both the Company and the Required Consenting Term Lenders, will not be able to (a) satisfy the Minimum Sale Proceeds Requirement and/or (b) retain the Minimum Required Liquidity as contemplated in the Term Sheet; or (v) the marketing process to determine the highest and best bona fide offer to purchase all or some of the Company’s business enterprise (the “Marketing Process”) is terminated.

If a Sale Transaction is not consummated out-of-court, the Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring plan (the “Plan”) to be filed under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in order to pursue either a Sale Transaction or Recapitalization Transaction under the supervision of the Bankruptcy Court. Unless otherwise agreed to by the Required Consenting Term Lenders, the Company will file the Chapter 11 Cases and pursue the Recapitalization Transaction on the earlier of (i) May 14, 2023 and (ii) within five business days following the Toggle Date.

The Restructuring Support Agreement contains various general, out-of-court and in-court milestones. General milestones that will apply in any event include the following:

•no later than the Launch Date, the Company Parties will have commenced outreach to potential purchasers;

•no later than 5 business days after the Launch Date, the Company Parties will have commenced a good faith analysis of its existing executory contracts and unexpired leases with the purpose of reducing go-forward costs and expenses;

•no later than May 12, 2023, the Company Parties will have appointed (i) a Chief Restructuring Officer, who will be acceptable to certain of the lenders and will report to a new committee of the board of directors to oversee the Recapitalization Transaction (the “Special Committee”); provided that, in entering into the Restructuring Support Agreement, the Required Consenting Term Lenders consented to the appointment of Eric Koza as Chief Restructuring Officer, and (ii) certain independent directors to the Company’s board;

•no later than May 12, 2023, the Company Parties shall establish the Special Committee and the Company Parties and the Required Consenting Term Lenders shall decide whether to (A) continue pursuing the out-of-court marketing process or (B) pursue, after filing the Chapter 11 Cases, (i) a Recapitalization Transaction or (ii) a dual track process that allows the Company Parties to “toggle” between a Recapitalization Transaction or a Sale Transaction;

•no later than 5 business days after a Toggle Date occurs, the Company Parties will commence the Chapter 11 Cases; and

•the Company Parties shall commence the Chapter 11 Cases no later than May 14, 2023 (the “Petition Date”).

To the extent that the Toggle Date has not occurred, key out-of-court milestones within the Restructuring Support Agreement include the following:

•no later than the IOI Deadline, the potential purchasers will submit indications of interest;

•no later than the Final Bid Deadline, (i) the potential purchasers will submit final bids and (ii) the Company Parties will provide the AHG Professionals with a copy of each final bid received;

•no later than 13 weeks after the Launch Date, the Company Parties will have negotiated and signed a purchase agreement to effectuate an Acceptable Transaction; and

•no later than August 15, 2023, the Sale Transaction will have closed.

Key in-court milestones within the Restructuring Support Agreement, to the extent a Sale Transaction is pursued in parallel with a Recapitalization Transaction, include, among other milestones, the following:

•no later than 5 days prior to the Petition Date, the Company Parties will have delivered to the applicable parties the debtor-in-possession (“DIP”) financing credit agreement by and among certain Company Parties, the DIP agent and the lenders party thereto (the “DIP Credit Agreement”, and with any related agreements, collectively, the “DIP Documents”) that are reasonably acceptable to the Required Term Consenting Lenders;

•on the Petition Date, the Company Parties will file (A) the Plan (which shall afford the Company Parties flexibility to “toggle” between a Sale Transaction and a Recapitalization Transaction), (B) the Disclosure Statement and (C) certain other first day procedural documents;

•no later than two business days after the Petition Date, subject to Bankruptcy Court availability (if applicable), the Bankruptcy Court will have entered the interim DIP Order and the Scheduling Order (if applicable);

•subject to the availability of the Bankruptcy Court, if applicable, the Bidding Procedures Order will be entered no later than 30 days after the Petition Date;

•no later than 30 days after the Petition Date, the Bankruptcy Court will have entered the final DIP Order;

•if applicable, the deadline for submitting qualified bids pursuant to the Bidding Procedures will be no later than 45 days after the Petition Date;

•if applicable, any auction to select a winning bid pursuant to the Bidding Procedures will commence no later than 60 days after the Petition Date;

•if applicable, an order approving a Sale Transaction (on a conditional basis if such Sale Transaction is to be consummated pursuant to the Plan and on a final basis if such Sale Transaction is consummated pursuant to section 363 of the Bankruptcy Code) will be entered by the Bankruptcy Court no later than 70 days after the Petition Date;

•no later than 70 days after the Petition Date, the Bankruptcy Court will have entered an order approving the Disclosure Statement;

•no later than 110 days after the Petition Date, the Bankruptcy Court will have entered the Confirmation Order; and

•no later than the 120 days after the Petition Date, the Plan Effective Date will have occurred; provided that, if necessary regulatory approvals associated with a Restructuring Transaction remain pending as of such date, the date will automatically be extended to the third business day following receipt of all necessary regulatory approvals.

Key in-court milestones within the Restructuring Support Agreement, to the extent only a Recapitalization Transaction will be pursued, include, among other milestones, the following:

•no later than 5 days prior to the Petition Date, the Company Parties will have delivered to the AHG and the Consenting Sponsors the DIP Documents that are reasonably acceptable to the Required Consenting Term Lenders;

•no later than 1 business day prior to the Petition Date, the Company Parties will have commenced solicitation of the Plan;

•on the Petition Date, the Company Parties will file (A) the Plan (the votes for which shall have already been solicited), (B) the Disclosure Statement and (C) certain other first day procedural documents;

•no later than 2 business days after the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court will have entered the interim DIP Order and the Scheduling Order (if applicable);

•no later than 10 Business Days after the Petition Date, the Company Parties will provide the AHG Professionals with a detailed update as to the status of negotiations with counterparties to executory contracts and leases on a contract-by-contract basis;

•no later than 30 days after the Petition Date, the Bankruptcy Court will have entered the final DIP Order;

•no later than 45 days after the Petition Date, the Bankruptcy Court will have entered the Confirmation Order and the Disclosure Statement Order; and

•no later than 60 days after the Petition Date, the Plan Effective Date will have occurred; provided that, if necessary regulatory approvals associated with a Restructuring Transaction remain pending as of such date, the date will automatically be extended to the third business day following receipt of all necessary regulatory approvals.

In accordance with the Restructuring Support Agreement, the Consenting Stakeholders have agreed, among other things, to: (a) use commercially reasonable efforts to take all reasonably and necessary action to support, execute or implement the Restructuring Transactions as contemplated by, and within the timeframes outlined in, the Restructuring Support Agreement and the definitive documents governing the Restructuring Transactions and (b) not take any action, directly or indirectly, that is reasonably likely to interfere with acceptance, implementation or consummation of the Restructuring Transactions.
In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (b) use best efforts to obtain entry of (i) the DIP Order authorizing the relevant Company Parties’ entry into the DIP Documents, (ii) the order of the Bankruptcy Court approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code and (iii) the Bankruptcy Court’s order confirming the Plan; (c) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals for the Restructuring Transactions; (d) act in good faith and use commercially reasonable efforts to execute and deliver certain required documents and agreements to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement; (e) operate their business in the ordinary course of business in a manner consistent with the Restructuring Support Agreement and past practice and use commercially reasonable efforts to preserve their business; and (f) not, directly or indirectly, object to, delay, impede or take any other action to interfere with acceptance, implementation or consummation of the Restructuring Transactions.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones; the making publicly available, modification, amendment, or filing of any of the Definitive Documents without the consent of the Required Consenting Term Lenders in accordance with this Agreement; and the Company Parties’ filing any Definitive Document that is not acceptable to the Required Consenting Term Lenders.

Although the Company Parties intend to pursue the restructuring contemplated by the Restructuring Support Agreement, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement or at all.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

First Lien Priority Credit Agreement

On May 4, 2023, Cyxtera DC Parent Holdings, Inc., Cyxtera DC Holdings, Inc., as the borrower (the “Borrower”), and the other loan parties party thereto entered into a First Lien Priority Credit Agreement with the lenders from time to time party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for such lenders (the “2023 First Lien Term Facility”), pursuant to which the Borrower will receive up to $50.0 million in new first lien term loan financing.

Borrowings under the 2023 First Lien Term Facility will accrue interest at a rate of SOFR plus 5.00%, with a SOFR floor of 1.00%. With majority lender consent, the Borrower may prepay the outstanding borrowings in whole or in part, without premium or penalty. The 2023 First Lien Term Facility will be senior in right of payment to outstanding borrowings under the Term Loan Facility and will be secured on a pari passu basis with respect to all collateral securing the Term Loan Facility.

The 2023 First Lien Term Facility contains customary representations and warranties with respect to the Borrower and the other loan parties, as well as certain affirmative and negative covenants and events of default, including, among others, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, bankruptcy or insolvency events, unstayed judgments in favor of a third party involving an aggregate liability in excess of a certain threshold, change of control, invalidity or failure to perfect the liens on a material portion of the collateral and the termination of the Restructuring Support Agreement (other than due solely to a breach of the Restructuring Support Agreement by the majority lenders under the 2023 First Lien Term Facility). Affirmative covenants include customary covenants such as, among others, delivery of financial and other information, provision of notices regarding certain material events, maintenance of property, insurance and payment of taxes, as well as covenants requiring the Borrower to satisfy certain milestones tied to the milestones pursuant to the Restructuring Support Agreement, to deliver an approved budget outlining the loan parties’ anticipated cash flows and to appoint a Chief Restructuring Officer. Negative covenants include limitations on indebtedness, liens, certain fundamental changes, asset sales, restricted payments, affiliate transactions, certain modifications to the loan parties’ organization documents and certain other agreements and permitting liquidity to fall below a certain specified threshold.

The 2023 First Lien Term Facility matures on the earliest of (i) May 1, 2024, (ii) the date on which the obligations under such facility become due and payable pursuant to the terms of the 2023 First Lien Term Facility, whether by acceleration or otherwise, (iii) the effective date of a Chapter 11 Plan (as defined under the 2023 First Lien Term Facility) and (iv) the date of consummation of a sale of all or substantially all of any loan party’s assets under Section 363 of title 11 of the United States Code.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the 2023 First Lien Term Facility, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

First Lien Credit Agreement Amendments

On May 2, 2023, the Borrower, Cyxtera DC Parent Holdings, Inc. and certain of the Borrower’s subsidiaries (collectively, the “Loan Parties”) entered into that certain Amendment No. 7 to the First Lien Credit Agreement (“Amendment No. 7”) with the majority lenders from time to time party thereto and Citibank, N.A. as administrative agent and collateral agent for such lenders (collectively, the “Forbearing Lenders”). Pursuant to Amendment No. 7, the Forbearing Lenders agreed to forbear from exercising their rights and remedies during the Forbearance Period (as described below) as a result of the failure by the Borrower to make the interest payment due on April 25, 2023 to lenders under the First Lien Credit Agreement. According to terms of Amendment No. 7, the Forbearance Period have would terminated on the earliest to occur of: (a) May 4, 2023 at 5:00 p.m. New York City time; (b) the date and time on which (i) the Loan Parties or their subsidiaries incur any indebtedness greater than $1,000,000 in the aggregate, (ii) the Loan Parties make any investment in, or otherwise transfer assets to, any subsidiary that is not a Loan Party in excess of $1,000,000 in the aggregate, (iii) the Loan Parties or their subsidiaries create, make an investment in or otherwise transfer assets to, any unrestricted subsidiary, (iv) the Loan Parties or their subsidiaries make any restricted payment other than a restricted payment to a Loan Party or (v) the Loan Parties or their subsidiaries otherwise engage in any transaction that is not in the ordinary course of business; (c) the occurrence of any event that would otherwise constitute an Event of Default, without giving effect to any applicable grace period; or (d) from the date of execution of Amendment No. 7 any person or entity that holds indebtedness of the Loan Parties or their subsidiaries in an aggregate principal amount of greater than $1,000,000 enforces remedies in a court of competent jurisdiction against any of the Loan Parties or any of their subsidiaries outside of the ordinary course of business. Failure by the Borrower to make the interest payment due on April 25, 2023 prior to the expiration of the Forbearance Period would have constituted an un-curable event of default (and any later payment of such interest payment after the Forbearance Period would not have cured or otherwise affected such event or default). The Forbearance Period terminated on May 4, 2023, when the Borrower paid the interest due.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment No. 7 to the First Lien Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

On May 4, 2023, the Loan Parties entered into an amendment to the First Lien Credit Agreement (“Amendment No. 8”) with the majority lenders wherein, among other changes, the majority lenders agreed to amend the First Lien Credit Agreement to permit the Loan Parties and certain lenders to enter into the 2023 First Lien Term Facility, to add certain foreign guarantees and collateral to secure the First Lien Credit Agreement and to provide for certain intercreditor arrangements between the lenders under the First Lien Credit Agreement and the 2023 First Lien Term Facility.

Item 2.02.    Results of Operations and Financial Condition.

On May 4, 2023, the Company issued a press release announcing its financial results for the three months ended March 31, 2023. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

Press Release

A copy of the press release dated May 4, 2023 issued by the Company announcing the entry into the Restructuring Support Agreement and the 2023 First Lien Term Facility is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Company’s ability to complete the Restructuring Transactions pursuant to the Restructuring Support Agreement. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding: the Company’s ability to successfully complete the Restructuring Transactions pursuant to the Restructuring Support Agreement on the terms provided therein, if at all; objections to the Company’s recapitalization process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including in connection with the Restructuring Transactions; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities during the pendency and as a result of the Restructuring Transactions; and the Company’s ability to comply with the terms, conditions and covenants contained in the 2023 First Lien Term Facility. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Cyxtera has no obligation to update or revise these forward-looking statements and does not undertake to do so.
Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of May 4, 2023, by and among the Company Parties and the Consenting Stakeholders.
10.2
First Lien Priority Credit Agreement, dated as of May 4, 2023, by and among Cyxtera DC Parent Holdings, Inc., Cyxtera DC Holdings, Inc., as the borrower, the other loan parties party thereto, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

10.3
Amendment No. 7, dated May 2, 2023, to the First Lien Credit Agreement, dated as of May 1, 2017, by and among Cyxtera DC Holdings, Inc., as the borrower, Cyxtera DC Parent Holdings, Inc., the subsidiary loan parties thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

99.1	Press release issued by the Company dated May 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyxtera Technologies, Inc.

Date: May 5, 2023	By:	/s/ Carlos Sagasta
	Name:	Carlos Sagasta
	Title:	Chief Financial Officer
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